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                                                                    Exhibit 23.3

                        Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Pioneer-Standard Electronics, Inc. and Pioneer-Standard Financial Trust for the registration of 2,875,000 Convertible Trust Preferred Securities of Pioneer-Standard Financial Trust, $143,750,000 Convertible Subordinated Debentures of Pioneer-Standard Electronics, Inc. and 9,126,975 Common Shares of Pioneer-Standard Electronics, Inc. and to the incorporation by reference of our reports dated May 5, 1998, with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in its Annual Report (Form 10-K), as amended, for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP


Cleveland, Ohio
June 19, 1998